Exhibit 3

AMENDED AND RESTATED

BYLAWS

OF

COMPUTER PROGRAMS AND SYSTEMS, INC.

As amended November 14, 2012

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1.1.    Place of Meetings.

Except as otherwise provided in the Certificate of Incorporation, as may be amended from time to time (the “Certificate”), of Computer Programs and Systems, Inc. (the “Corporation”), all meetings of the stockholders of the Corporation shall be held at such place, either within or without the State of Delaware, as may from time to time be fixed by the Board of Directors of the Corporation (the “Board”).

Section 1.2.    Annual Meetings.

The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held in each year on such day as may be fixed by the Board, at such hour as may be specified in the notice thereof.

Section 1.3.    Special Meetings.

Special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called at any time by the Board or an authorized committee of the Board. Except as otherwise provided herein, only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

Section 1.4.    Notice of Meetings.

Except as otherwise provided herein or as required by law or the Certificate, notice stating the place, if any, date and time of any meeting of stockholders, the means of remote communication, if any, by which the stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the general nature of the business to be considered, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given in writing or by electronic transmission in the manner provided by law (including without limitation, as set forth in Section 7.3 of these Bylaws) to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting, not less than ten (10) nor more than sixty (60) days before the date of the meeting. Notice of a stockholders’ meeting to act on a plan of merger or share exchange, a proposed sale of all or substantially all of the Corporation’s assets, otherwise than in the usual and regular course of business, or the dissolution of the Corporation shall be given not less than twenty (20) nor more than sixty (60) days before the date of the meeting and shall be accompanied, as appropriate, by a copy of the plan of merger or share exchange or sale agreement.

Section 1.5.    Quorum.

At each meeting of stockholders, the holders of a majority of the voting power of all of the outstanding shares of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except as otherwise required by law (including the rules of any stock exchange applicable to the Corporation), by the Certificate or by these Bylaws. Where a separate vote by a class or classes or series or series is required, the holders of a majority of the voting power of all of the shares of such class or classes or series or series entitled to vote at the meeting and present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. In determining whether a quorum is present or represented at a meeting, shares held by another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, and treasury shares shall not be counted. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, the chairperson of the meeting or the holders of shares representing a majority of the votes cast on the matter of adjournment, either in person or by proxy, may adjourn such meeting from time to time until a quorum is obtained, but until a quorum is secured no other business may be transacted. The stockholders present at a duly organized meeting at which a quorum is present may continue to transact business until an adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 1.6.    Voting Requirements.

Unless a different vote is required by the Certificate, these Bylaws (including without limitation Section 2.1(c) of these Bylaws), the rules or regulations of any stock exchange applicable to the Corporation, or as otherwise required by law, if a quorum exists at any duly held meeting of stockholders, all matters shall be determined by a majority of the votes cast affirmatively or negatively.

Section 1.7.    Adjournment.

The chairperson of any meeting of the stockholders, or the holders of shares representing a majority of the votes cast on the matter of adjournment, may adjourn the meeting from time to time. At any reconvened meeting of such adjourned meeting at which a quorum is present, any business may be transacted at the meeting that could have been transacted at the meeting as originally notified. If a meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if a new date, time or place is announced at the meeting before adjournment; however, if a new record date for the adjourned meeting is or must be fixed in accordance with the Delaware General Corporation Law (“DGCL”), notice of the adjourned meeting must be given to persons who are stockholders as of the new record date.

Section 1.8.    Organization and Order of Business.

At all meetings of the stockholders, the Chairman of the Board or, in the Chairman’s absence, such director of the Corporation as designated in writing by the Chairman of the Board shall act as chairperson of the meeting. In the absence of all of the foregoing persons, a chairperson may be chosen by the affirmative vote of the holders of a majority of the shares entitled to vote who are present in person or by proxy at such meeting and who cast a vote affirmatively or negatively. The chairperson of a meeting of the stockholders shall have discretion to establish the order of business for such meeting subject to any specific order established by the Board. The Secretary of the Corporation, if present, shall act as secretary at all meetings of the stockholders. In the absence of the Secretary, the chairperson may appoint any person to act as secretary of the meeting.

Section 1.9.    Voting Rights.

Unless otherwise provided by law or the Certificate, and subject to the provisions of these Bylaws, at each meeting of the stockholders, each stockholder shall be entitled to one vote in person or by proxy for each share of stock held by such stockholder. The vote for directors and, upon the demand of any stockholder or at the direction of the chairperson of the meeting, the vote upon any other question properly before the meeting shall be by ballot, and if authorized by the Board of Directors, the ballot may be submitted by electronic transmission in the manner provided by law. On a vote by ballot, each ballot shall be signed by the stockholder voting or his proxy, and it shall show the number of shares voted.

Section 1.10.    Proxies.

Each stockholder, or such stockholder’s duly authorized attorney-in-fact, entitled to vote at a meeting of the stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A stockholder, or such stockholder’s duly authorized attorney-in-fact, may execute a writing authorizing another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, facsimile or other means of electronic transmission, provided that the telegram, cablegram, facsimile or other means of electronic transmission either sets forth or is submitted with information from which it can be reasonably determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder, including, but not limited to, by facsimile signature.

Section 1.11.    Record Date.

In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may, except as otherwise required by law, fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, then the record date shall be as provided by law. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting (and which the Board must do if the meeting is adjourned more than one hundred twenty (120) days after the date fixed for the original meeting), and in such case the Board shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 1.11 at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or, except as otherwise provided by these Bylaws, for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which shall not be more than sixty (60) days prior to such action. If no record date is fixed by the Board, then the record date shall be as provided by law.

Section 1.12.    Stockholder List.

The officer having charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before each meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged by any applicable voting groups and in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of such stockholder; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting, either (a) on a reasonably accessible electronic network as permitted by law (provided that the information required to gain access to the list is provided with the notice of the meeting) or (b) during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, then such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, then such list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Nothing contained in this Section 1.12 or in Section 219 of the DGCL shall require the Corporation to include electronic mail addresses or other electronic contact information on such list.

Section 1.13.     Proper Business at Annual Meetings.

(a) At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before such meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting or proxy materials accompanying such notice (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder of record at the time of the delivery of the notice required by this Section 1.13 (the “Record Stockholder”). For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (as so amended, and inclusive of rules and regulations adopted thereunder, the “Exchange Act”) or nominations properly made in accordance with Section 2.2 of these Bylaws) at an annual meeting of stockholders. For business to be properly brought before an annual meeting by a Record Stockholder (other than the nomination of a person for election as a director, which is governed by Section 2.2 of these Bylaws), (a) the Record Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation in compliance with the notice procedures set forth in this Section 1.13, must be a stockholder of record of the Corporation at the time of the delivery of said notice and at the time of the meeting and must be entitled to vote at the meeting, (b) any such business must be a proper matter for stockholder action under Delaware law, and (c) the Record Stockholder and any stockholder associated person (as defined below) must have acted in accordance with the representations set forth in the Solicitation Statement required by these Bylaws. To be timely, a Record Stockholder’s notice must be received at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting; (provided, however, that subject to the immediately following sentence, in the event that the annual meeting is convened more than thirty (30) days before or more than seventy (70) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the Record Stockholder must be so received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Record Stockholder’s notice as described above. A Record Stockholder’s notice to the Secretary shall set forth as to each matter the Record Stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented at the meeting with respect to such business (and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), and the reasons for conducting such business at the meeting, (ii) the name and address of record of the Record Stockholder and any stockholder associated person, (iii) the class, series and number of shares of the Corporation which are owned beneficially or of record, directly or indirectly, by the Record Stockholder and any stockholder associated person (and such notice shall include documentary evidence of such stockholder’s or any stockholder associated person’s record and beneficial ownership of such stock), (iv) any material interest including, but not limited to, any direct or indirect financial interest, of the Record Stockholder and any stockholder associated person in such business, (v) any agreement(s) that the Record Stockholder or any stockholder associated person has with any other person in connection with such proposed business, (vi) a description of any derivative positions, hedged positions, synthetic or temporary ownership techniques, swaps, securities loans, timed purchases and other economic and voting interests or similar positions held or beneficially held by the Record Stockholder and any stockholder associated person or to which the Record Stockholder and any stockholder associated person is a party with respect to any share of stock of the Corporation, and whether and the extent to which any other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short positions or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such Record Stockholder or any stockholder associated person with respect to any share of stock of the Corporation, (vii) a representation that the Record Stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, and (viii) a representation whether the Record Stockholder or any stockholder associated person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required under applicable law to approve or adopt the proposal (such representation in this clause (viii), a “Solicitation Statement”) (which information set forth in clauses (ii), (iii), (iv), (v) and (vi) of this Section 1.13(a) shall be supplemented by such Record Stockholder and/or such stockholder associated person, as the case may be, not later than ten (10) days after the record date for determining the stockholders entitled to vote at the meeting; provided, that if such date is after the date of the meeting, not later than the day prior to the meeting). The chairperson of an annual meeting shall have the power to determine and declare to the meeting whether or not business was properly brought before the meeting in accordance with these provisions, and if he should determine that business was not properly brought before the meeting, to declare that such business shall not be transacted.

(b) Notwithstanding the foregoing provisions of this Section 1.13, unless otherwise required by law or determined by the Board of Directors in its sole discretion, if the Record Stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.13, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(c) For purposes of these Bylaws, a “stockholder associated person” shall mean (1) any person controlling, directly or indirectly, or acting in concert with a Record Stockholder (including, for the avoidance of doubt, the beneficial owner, if any, on whose behalf the proposal is made) or (2) any person controlling, controlled by or under common control, or acting in concert, with such stockholder associated person.

(d) This Section 1.13 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal brought properly under and in compliance with Rule 14a-8 under the Exchange Act or any nomination of any person for election to the Board of Directors (which such nomination shall be governed by Section 2.2). In addition to the requirements of this Section 1.13 with respect to any business proposed to be brought before an annual meeting, a stockholder shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 1.13 shall be deemed to affect the rights of stockholders to request inclusion in the Corporation’s proxy statement of proposals pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1.    General Powers, Number and Election.

(a) The property, business and affairs of the Corporation shall be managed under the direction of the Board as from time to time constituted.

(b) The number of directors which shall constitute the Board shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the total number of directors then in office, provided that no decrease in the number of directors shall shorten or terminate the term of any incumbent director. Directors need not be stockholders of the Corporation.

(c) Each director to be elected by stockholders at a meeting for the election of directors at which a quorum is present shall be elected by a majority of the votes cast with respect to the director,

provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Corporation receives a notice that a Nominating Record Stockholder (as defined below) has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 2.2 of these Bylaws and (ii) such nomination has not been withdrawn by such Nominating Record Stockholder on or prior to the date that is fourteen (14) days preceding the date that the Corporation first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. For purposes of this Section 2.1(c), a majority of the votes cast means that the number of votes cast “for” a director’s election must exceed the number of votes cast “against” that director’s election (with “abstentions” not counted as a vote cast either “for” or “against” that director’s election).

Section 2.2.    Nomination Procedures.

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board may be made at any meeting of stockholders called for the election of directors by (i) the Board or any committee designated by the Board or (ii) any stockholder of the Corporation entitled to vote for the election of directors at such meeting (a “Nominating Record Stockholder”) if the nomination by such stockholder is made in accordance with the procedures established by this Section 2.2.

For nominations to be properly brought before a meeting by a Nominating Record Stockholder, (a) the Nominating Record Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation in compliance with the notice procedures set forth in this Section 2.2(a), must be a stockholder of the Corporation of record at the time of the delivery of said notice and at the time of the meeting and must be entitled to vote at the meeting for the election of directors and (b) the Nominating Record Stockholder and any nominating stockholder associated person (as defined below) must have acted in accordance with the representations set forth in the Nominating Solicitation Statement required by these Bylaws. For the avoidance of doubt, the foregoing sentence shall be the exclusive means for a stockholder to propose nominations at a meeting of stockholders. To be timely with respect to an annual meeting, a stockholder’s notice shall be received at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that subject to the next two sentences, in the event that the annual meeting is convened more than thirty (30) days before or more than seventy (70) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the Nominating Record Stockholder must be so received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board made by the Corporation at least ten (10) days before the last day that a Nominating Record Stockholder may deliver a notice of nomination in accordance with the preceding sentence, a Nominating Record Stockholder’s notice required by this Section 2.2(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation. In no event shall the adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Nominating Record Stockholder’s notice as described above. A Nominating Record Stockholder’s notice to the Secretary shall set forth or include, as the case may be, (a) as to each person whom the Nominating Record Stockholder proposes to nominate for election or re-election as a director, (i) the name of the person or persons, (ii) the age, business address and residence address of the person or persons, (iii) the principal occupation or employment of such person, (iv) the class, series and number of shares of the Corporation which are beneficially owned or owned of record, directly or indirectly, by the person or persons, (v) a description of all arrangements, understandings or relationships (including compensation and financial transactions) between the Nominating Record Stockholder and/or nominating stockholder associated person and each nominee, and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Nominating Record Stockholder, (vi) a notarized affidavit executed by such person or persons to the effect that, if elected as a member of the Board, he or she will serve and that he or she is eligible for election as a member of the Board, and that, if he or she will be named in the Corporation’s proxy statement as a nominee, that he or she consents to being named in the proxy statement as a nominee, (vii) a completed questionnaire regarding the potential nominee, which may be obtained from the Secretary of the Corporation, relating solely to the stock exchange listing requirements for director independence that are applicable to the Corporation, (viii) a description of any voting commitments and/or any other arrangements or obligations by which the person or persons is or will be bound as a director, (ix) a statement whether such person or persons, if elected, intends or intend to tender, promptly following such person’s or persons’ election or re-election, an irrevocable resignation effective upon such person’s or persons’ failure to receive the required vote for re-election at the next meeting at which such person or persons would face re-election and upon acceptance of such resignation by the Board, in accordance with the Corporation’s Director Resignation Policy, and (x) any other information relating to the person or persons that is required to be disclosed in a proxy statement on Schedule 14A for solicitation of proxies for election of directors under the Exchange Act and pursuant to any other applicable laws or rules or regulations of any governmental authority or of any national securities exchange or similar body overseeing any trading market on which shares of the Corporation are traded (which information set forth in clauses (ii), (iii), (iv), (v), (vi), (vii), (viii) and (x) of this clause (a) shall be supplemented by such Nominating Record Stockholder and/or such nominating stockholder associated person, as the case may be, not later than ten (10) days after the record date for determining the stockholders entitled to vote at the meeting; provided, that if such date is after the date of the meeting, not later than the day prior to the meeting), and (b) as to the Nominating Record Stockholder (i) the name and address of record of the Nominating Record Stockholder and any nominating stockholder associated person, (ii) the class, series and number of shares of the Corporation which are owned beneficially or of record, directly or indirectly, by the Nominating Record Stockholder and any nominating stockholder associated person (and such notice shall include documentary evidence of such Nominating Record Stockholder’s or any nominating stockholder associated person’s record and beneficial ownership of such stock), (iii) a list of all stockholder proposals and director nominations made by the Nominating Record Stockholder and/or nominating stockholder associated person during the prior ten (10) years, (iv) a list of all litigation filed against the Nominating Record Stockholder and/or nominating stockholder associated person during the prior ten (10) years asserting a breach of fiduciary duty or a breach of loyalty, (v) a representation that the Nominating Record Stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (vi) a description of any derivative positions, hedged positions, synthetic or temporary ownership techniques, swaps, securities loans, timed purchases and other economic and voting interests or similar positions held or beneficially held by the Nominating Record Stockholder and any nominating stockholder associated person or to which the Nominating Record Stockholder and any nominating stockholder associated person is a party with respect to any share of stock of the Corporation, and whether and the extent to which any other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short positions or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such Nominating Record Stockholder or any nominating stockholder associated person with respect to any share of stock of the Corporation, and (vii) a representation whether the Nominating Record Stockholder or any nominating stockholder associated person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of the voting power of at least the percentage of the Corporation’s outstanding capital stock reasonably believed by the Nominating Record Stockholder or nominating stockholder associated person to be sufficient to elect the nominee or nominees proposed to be nominated by the Nominating Record Stockholder (such representation in this clause (vii), a “Nominating Solicitation Statement”) (which information set forth in clauses (i), (ii), (iii), (iv) and (vi) of this clause (b) shall be supplemented by such Nominating Record Stockholder and/or such nominating stockholder associated person, as the case may be, not later than ten (10) days after the record date for determining the stockholders entitled to vote at the meeting; provided, that if such date is after the date of the meeting, not later than the day prior to the meeting). Any person nominated for election as director by the Board or any committee designated by the Board shall, upon the request of the Board or such Committee, furnish to the Secretary of the Corporation all such information pertaining to such person that is required to be set forth in a Nominating Record Stockholder’s notice of nomination. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with this Section 2.2. The chairperson of the meeting shall have the power to determine and declare to the meeting whether or not a nomination was made in accordance with the foregoing procedures, and if he should determine that a nomination was not properly brought before the meeting, to declare that the defective nomination shall be disregarded.

In the event the Board or a committee of the Board calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of such directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by the immediately preceding paragraph of this Section 2.2(a) shall be received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(b) Notwithstanding the foregoing provisions of this Section 2.2, unless otherwise required by law or determined by the Board in its sole discretion, if the Nominating Record Stockholder (or a qualified representative of such stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination, such nomination shall not be presented for election, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.2, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(c) For purposes of these Bylaws, a “nominating stockholder associated person” shall mean (1) any person controlling, directly or indirectly, or acting in concert with a Nominating Record Stockholder and (2) any person controlling, controlled by or under common control, or acting in concert, with such nominating stockholder associated person.

(d) Notwithstanding the foregoing provisions of this Section 2.2, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this section.

Section 2.3.    Compensation.

Each director, in consideration of such director’s serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Board and Committee meetings, or both, in cash or other property, including securities of the Corporation, as the Board shall from time to time determine, together with reimbursements for the reasonable expenses incurred by such director in connection with the performance of such director’s duties. Nothing contained herein shall preclude any director from serving the Corporation, or any subsidiary or affiliated corporation, in any other capacity and receiving proper compensation therefor. If the Board adopts a resolution to that effect, any director may elect to defer all or any part of the annual and other fees hereinabove referred to for such period and on such terms and conditions as shall be permitted by such resolution.

Section 2.4.    Meetings.

(a) The directors may hold their annual meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.

(b) Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors.

(c) Special meetings of the Board for any purpose or purposes may be called at any time, upon at least twelve (12) hours personal notice to each director, by (i) the Chairman of the Board, (ii) the Chief Executive Officer of the Corporation or (iii) the Secretary of the Corporation at the request of any two or more directors. For purposes of this paragraph, personal notice of a special meeting shall be deemed given if notice of the special meeting is given by telephone to a director or is sent by confirmed facsimile transmission or by electronic mail to a director, at that director’s telephone number, facsimile number or electronic mail address, as applicable, as it is then shown on the records of the Corporation as the preferred point of contact for such director. Such special meetings shall be held at such time and place as may be determined by the person calling the meeting, and such time and place shall be stated in the notice of the call of the meeting. A notice of special meeting need not state the purpose of such meeting, and, unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

(d) Unless otherwise restricted by the Certificate or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 2.5.    Quorums; Actions at a Meeting.

At each meeting of the Board, the presence of a majority of the number of directors then in office shall be necessary to constitute a quorum. The act of a majority of the directors present at a meeting at which a quorum shall be present shall be the act of the Board, except as may be otherwise provided by law or by these Bylaws. Any meeting of the Board may be adjourned by a majority vote of the directors present at such meeting. Notice of the adjourned meeting or of the business to be transacted thereat, other than by announcement, shall not be required. At any adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting as originally called.

Section 2.6.    Waivers of Notice and Meetings.

Notwithstanding anything in these Bylaws or in any resolution adopted by the Board to the contrary, notice of any meeting of the Board need not be given to any director if such notice shall be waived in writing signed by such director before, at or after the meeting, or if such director shall be present at the meeting. The waiver must be in writing, signed by the director entitled to notice and delivered to the Corporation for inclusion in its corporate records. Any meeting of the Board shall be a legal meeting without any notice having been given or regardless of the giving of any notice or the adoption of any resolution in reference thereto, if every member of the Board shall be present thereat. Except as otherwise provided by law or these Bylaws, waivers of notice of any meeting of the Board need not contain any statement of the purpose of the meeting.

Section 2.7.    Actions Without Meetings.

Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if, either before or after such action, all of the members of the Board consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.8.    Committees of the Board.

To the extent permitted by law, the Board may from time to time by resolution adopted by a majority of the number of directors then in office create such committees of directors as the Board shall deem advisable, each comprised of at least two directors. To the extent provided in such resolution of the board, each committee shall have and may exercise all of the powers and authority of the Board, provided that no committee shall have the authority to (i) authorize or approve a distribution, except according to a general formula or method prescribed by the Board, (ii) approve or propose to stockholders action which the DGCL requires to be approved by stockholders, (iii) fill vacancies on the Board or any of its committees, (iv) adopt, amend or repeal these Bylaws, (v)

approve a plan of merger not requiring stockholder approval, or (vi) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations on a class or series of shares, except that the Board may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed by the Board. The Board shall have the power to change the members of any such committee at any time, to fill vacancies, and to discharge any such committee, either with or without cause, at any time. Each Committee shall keep minutes of its proceedings and actions and shall report regularly to the Board.

A majority of the members of a committee of the Board shall constitute a quorum, and all matters shall be determined by the affirmative vote of a majority of the members present. Any action required or permitted to be taken at a meeting of a committee of the Board may be taken without a meeting if, either before or after such action, all of the members of the committee consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.9.    Newly Created Directorships, Vacancies and Removal.

Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board, be filled by a majority vote of the directors then in office, even if less than a quorum (and not by stockholders), or if all of the directors shall have been removed, by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote thereon, present in person or by proxy at a meeting of the stockholders, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires and shall remain in office until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the Board shall shorten or terminate the term of any incumbent director.

If the office of any member of a committee or other officer becomes vacant, the Board may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

Directors may be removed from office only for cause and only upon the affirmative vote of the holders of a majority of the voting power of the shares of the Corporation entitled to vote thereon.

Section 2.10.    Resignations.

Any director of the Corporation may resign as such at any time by giving written notice of his resignation to the Board, the Chairman of the Board or the Secretary of the Corporation. Such notice shall specify whether it will be effective at a particular time, upon receipt thereof or at the pleasure of the Board. If no such specification is made, it shall be deemed effective at the pleasure of the Board.

ARTICLE III

OFFICERS

Section 3.1.    Number, Term, Election.

The officers of the Corporation shall be a Chairman of the Board, a President, a Chief Executive Officer, a Chief Financial Officer and a Secretary. The Board may appoint such other officers and such assistant officers and agents with such powers and duties as the Board may find necessary or convenient to carry on the business of the Corporation. Such officers and assistant officers shall serve until their successors shall be elected and qualify, or as otherwise provided in these Bylaws. Any two or more offices may be held by the same person.

Section 3.2.    Chairman of the Board of Directors.

The Chairman of the Board shall, subject to the control of the Board, have full authority and responsibility for directing the conduct of the business, affairs and operations of the Corporation and, except as otherwise provided for in the Bylaws, shall preside at all meetings of the Board and of the stockholders. The Chairman of the Board shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board.

Section 3.3.    Chief Executive Officer.

The Chief Executive Officer shall be the principal executive officer of the Corporation, and shall, subject to the control of the Board and the Chairman of the Board, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer, except where by law the signature of the President is required, shall possess the same power as the President to sign all deeds, bonds, contracts, certificates and other instruments of the Corporation which may be authorized by the Board. During the absence or disability of the President and the Chairman of the Board, if there be one, the Chief Executive Officer shall exercise all the powers and discharge all the duties of the President. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board.

Section 3.4.    President.

The President shall execute all deeds, bonds, contracts, certificates and other instruments of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board or the President. The President shall have such powers and perform such duties as may from time to time be prescribed by these Bylaws, the Board, the Chairman of the Board or the Chief Executive Officer. If there be no Chief Executive Officer, the President shall have and shall execute all of the powers of the Chief Executive Officer. In the absence or disability of the Chairman of the Board and the Chief Executive Officer, the President shall preside at all meetings of the stockholders and of the Board.

Section 3.5.    Vice Presidents.

Each Vice President, if any, shall have such powers and perform such duties as may from time to time be prescribed by the Board, the Chairman of the Board, the Chief Executive Officer, the

President or any officer to whom the Chairman of the Board or the President may have delegated such authority. Any Vice President of the Corporation may sign and execute in the name of the Corporation deeds, bonds, contracts, certificates and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.

Section 3.6.    Chief Financial Officer.

The Chief Financial Officer shall have such powers and perform such duties as may from time to time be prescribed by the Board, the Chairman of the Board, the Chief Executive Officer, the President or any officer to whom the Chairman of the Board, the Chief Executive Officer or the President may have delegated such authority. The Chief Financial Officer shall (i) receive and be responsible for all funds of, and securities owned or held by, the Corporation and, in connection therewith, among other things: keep or cause to be kept full and accurate records and accounts for the corporation; deposit or cause to be deposited to the credit of the Corporation all monies, funds and securities so received in such bank or other depositary as the Board or an officer designated by the Board may from time to time establish; and disperse or supervise the disbursement of the funds of the Corporation as may be properly authorized, (ii) render to the Board at any meeting thereof, or from time to time whenever the Board or the Chief Executive Officer of the Corporation may require, financial and other appropriate reports on the condition of the Corporation, and (iii) in general, perform all the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him by the Board or by the Chief Executive Officer of the Corporation. To such extent as the Board shall deem proper, the duties of the Chief Financial Officer may be performed by one or more assistants, to be appointed by the Board.

Section 3.7.    Secretary.

The Secretary shall keep the minutes of meetings of stockholders, of the Board, and, when requested, of committees of the Board, and shall attend to the giving and serving of notices of all meetings thereof. The Secretary shall keep or cause to be kept such stock transfer and other books, showing the names of the stockholders of the Corporation, and all other particulars regarding them, as may be required by law. The Secretary shall also perform such other duties and exercise such other powers as may from time to time be prescribed by the Board, the Chairman of the Board, the Chief Executive Officer, the President or any officer to whom the Chairman of the Board, the Chief Executive Officer or the President may have delegated such authority. To such extent as the Board shall deem proper, the duties of the Secretary may be performed by one or more assistants, to be appointed by the Board.

Section 3.8.    Assistant Secretary.

The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 3.9.    Compensation and Contract Rights.

The Board shall have authority (i) to fix the compensation, whether in the form of salary,

bonus, stock options or otherwise, of all officers and employees of the Corporation, either specifically or by formula applicable to particular classes of officers or employees, and (ii) to authorize officers of the Corporation to fix the compensation of subordinate employees. The Board shall have the authority to appoint a Compensation Committee and may delegate to such committee any or all of its authority relating to compensation. The appointment of an officer shall not of itself create contract rights.

ARTICLE IV

REMOVALS AND RESIGNATIONS

Section 4.1.    Removal of Officers.

Any officer, assistant officer or agent of the Corporation may be removed at any time, either with or without cause, by the Board in its absolute discretion. Any officer or agent appointed otherwise than by the Board may be removed at any time, either with or without cause, by any officer having authority to appoint such an officer or agent, except as may be otherwise provided in these Bylaws. Any such removal shall be without prejudice to the recovery of damages for breach of the contract rights, if any, of the officer, assistant officer or agent removed. Election or appointment of an officer, assistant officer or agent shall not of itself create contract rights.

Section 4.2.    Resignation.

Any officer or assistant officer of the Corporation may resign as such at any time by giving written notice of his resignation to the Board, the Chairman of the Board or the Secretary of the Corporation. Such notice shall specify whether it will be effective at a particular time, upon receipt thereof or at the pleasure of the Board. If no such specification is made, it shall be deemed effective at the pleasure of the Board.

Section 4.3.    Vacancies.

Any vacancy in the office of any officer or assistant officer caused by death, resignation, removal or any other cause, may be filled by the Board for the unexpired portion of the term.

ARTICLE V

CONTRACTS, LOANS, CHECKS, DRAFTS, DEPOSITS, ETC.

Section 5.1.    Execution of Contracts.

Except as otherwise provided by law or by these Bylaws, the Board (i) may authorize any officer, employee or agent of the Corporation to execute and deliver any deed, bond, contract, agreement or other instrument in writing in the name and on behalf of the Corporation, and (ii) may authorize any officer, employee or agent of the Corporation so authorized by the Board to delegate such authority by written instrument to other officers, employees or agents of the Corporation. Any such authorization by the Board may be general or specific and shall be subject to such limitations and restrictions as may be imposed by the Board. Any such delegation of authority by an officer, employee or agent may be general or specific, may authorize re-delegation, and shall be subject to such limitations and restrictions as may be imposed in the written instrument of delegation by the person making such delegation.

Section 5.2.    Loans.

No loans shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name unless authorized by the Board. When authorized by the Board, any officer, employee or agent of the Corporation may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation and when so authorized may pledge, hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority may be general or confined to specific instances.

Section 5.3.    Checks, Drafts, Etc.

All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by the Board.

Section 5.4.    Deposits.

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select or as may be selected by the Chief Financial Officer or any other officer, employee or agent of the Corporation to whom such power may from time to time be delegated by the Board.

Section 5.5.    Voting of Securities.

Unless otherwise provided by the Board, the Chief Executive Officer or the President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes that the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as such officer may deem necessary or proper in the premises.

ARTICLE VI

CAPITAL STOCK

Section 6.1.    Shares.

No shares of the Corporation shall be issued unless authorized by the Board. Such authorization shall include the maximum number of shares to be issued and the consideration to be received. Shares of the Corporation may, but need not be, represented by certificates.

When shares are represented by certificates, the Corporation shall issue such certificates in such form as shall be required by the DGCL and as determined by the Board, for the fully paid shares owned by such stockholder. Each certificate shall be signed by, or shall bear the facsimile signature of, the Chairman of the Board or the President and the Secretary or an Assistant Secretary of the Corporation and may bear the corporate seal of the Corporation or its facsimile. All certificates for the Corporation’s shares shall be consecutively numbered or otherwise identified.

The name and address of the person to whom shares (whether or not represented by a certificate) are issued, with the number of shares and date of issue, shall be entered on the share transfer books of the Corporation. Such information may be stored or retained on discs, tapes, cards or any other approved storage device relating to data processing equipment; provided that such device is capable of reproducing all information contained therein in legible and understandable form, for inspection by stockholders or for any other corporate purpose.

Section 6.2.    Stock Transfer Books and Transfer of Shares.

The Corporation, or its designated transfer agent or other agent, shall keep a book or set of books to be known as the stock transfer books of the Corporation, containing the name of each stockholder of record, together with such stockholder’s address and the number and class or series of shares held by such stockholder. Shares of stock of the Corporation shall be transferable on the stock books of the Corporation by the holder in person or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or the transfer agent, but, except as hereinafter provided in the case of loss, destruction or mutilation of certificates, no transfer of stock shall be entered until the previous certificate, if any, given for the same shall have been surrendered and canceled. Transfer of shares of the Corporation represented by certificates shall be made on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the holder of record thereof or by such holder’s duly authorized agent, transferee or legal representative, who shall furnish proper evidence of authority to transfer with the Secretary of the Corporation or its designated transfer agent or other agent. All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued. Except as otherwise provided by law, no transfer of shares shall be valid as against the Corporation, its stockholders or creditors, for any purpose, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 6.3.    Holder of Record.

Except as otherwise required by law, the Corporation may treat the person in whose name shares of stock of the Corporation (whether or not represented by a certificate) stand of record on its books or the books of any transfer agent or other agent designated by the Board as the absolute owner of the shares and the person exclusively entitled to receive notification and distributions, to vote, and to otherwise exercise the rights, powers and privileges of ownership of such shares.

Section 6.4.    Lost, Destroyed or Mutilated Certificates.

In case of loss, destruction or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, destruction or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

Section 6.5.    Transfer Agent and Registrar; Regulations

The Corporation may, if and whenever the Board so determines, maintain in the State of Delaware or any other state of the United States, one or more transfer offices or agencies and also one or more registry offices which offices and agencies may establish rules and regulations for the issue, transfer and registration of certificates. No certificates for shares of stock of the Corporation in respect of which a transfer agent and registrar shall have been designated shall be valid unless countersigned by such transfer agent and registered by such registrar. The Board may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares represented by certificates and shares without certificates.

Section 6.5.    Fractional Shares

No fractional part of a share of stock shall ever be issued by the Corporation.

ARTICLE VII

MISCELLANEOUS

Section 7.1.    Seal

The Board may, by resolution, adopt a corporate seal. The corporate seal shall be a die and have inscribed thereon the name of the Corporation and the word “Delaware.” The seal may be used by causing it or a facsimile thereof to be affixed or reproduced or otherwise. The seal may be altered from time to time by the Board.

Section 7.2.    Fiscal Year

The fiscal year of the Corporation shall be determined by the Board.

Section 7.3.    Notice and Waiver of Notice

Whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the date of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise required by law.

Any notice of a meeting required to be given under the provisions of any law, or under the provisions of the Certificate or these Bylaws, may be waived in writing, either before or after such meeting, and, to the extent permitted by law, will be waived by a person by his attendance thereat, in person or by proxy. Any person so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given. Neither the business nor the purpose of any meeting need be specified in such a waiver.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Notice given pursuant to this Section 7.3 shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the Secretary or an assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given in writing or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 7.4.    Time Periods

In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 7.5.    Facsimile Signatures

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used unless otherwise restricted by the Board.

Section 7.6.    Severability

If any provision or provisions of these Bylaws shall be held to be invalid, illegal, or unenforceable for any reason whatsoever, then, to the fullest extent permitted by law: (a) the validity, legality, and enforceability of the remaining provisions of these Bylaws (including, without limitation, each portion of any section of these Bylaws containing any such provision held to be invalid, illegal, or unenforceable, that is not itself invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of these Bylaws; and (c) to the fullest extent possible, the provisions of these Bylaws (including, without limitation, each portion of any section of these Bylaws containing any such provision held to be invalid, illegal, or unenforceable, that is not itself invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested thereby.